UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 2, 2013	333-159517
Date of Report (Date of earliest event reported)	Commission File Number

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	26-3106763
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

607 28 1/4 Road, Suite 115 Grand Junction, CO 81506
(Address of Principal Executive Offices) (Zip Code)

(970) 683-5415
(Registrant’s telephone number, including area code)

190 Djerjinskogo Street

Ovidiopol, Odesska obl., 67801

Ukraine

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control of Petroterra Corp. (the “Company”) pursuant to a Share Purchase Agreement, dated as of October 2, 2013 (the “Purchase Agreement”) entered into by Ms. Larysa Dekhtyaruk (the “Seller”) and Mr. John Barton (the “Purchaser”), providing for the purchase by the Purchaser from the Seller of 45,568,000 shares of Common Stock, par value $.001 (the “Common Stock”), representing 43.0% of the issued and outstanding shares of the Company for a purchase price of $5,000.00.

Additionally, the sole director of the Company determined that it was in the best interest of the Company to settle a portion of an outstanding loan from Mr. Barton to the Company. In exchange for the settlement of $20,000.00 of the outstanding debt, the Company issued Mr. Barton 20,000,000 shares of Common Stock.

Upon completion of the two above transactions, Mr. Barton became the beneficial owner of 52.1% of the issued and outstanding shares of the Company.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 2, 2013, Larysa Dekhtyaruk resigned from her position as the President, the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer, the Treasurer and the Secretary of the Company. There are no disagreements between the Company and Ms. Dekhtyaruk, and her resignation did not state any reason for her resignation. Effective upon such resignations, Mr. John Barton was appointed as Chief Executive Officer, and Mr. Barton accepted this appointment. As CEO, Mr. Barton will assume the role of Principal Executive Officer as defined in the U.S. Securities and Exchange Commission (“SEC”) rules for SEC filing purposes.

Also, effective on October 2, 2013, Larysa Dekhtyaruk identified John Barton as a qualified director candidate and resigned from the Board of Directors (the “Board”) of the Company. There are no disagreements between the Company and Ms. Dekhtyaruk, and her resignation did not state any reason for her resignation. Concurrently with such resignation, Ms. Dekhtyaruk as the sole director of the Board appointed Mr. Barton as the sole director of the Company, and Mr. Barton accepted such appointment.

Item 8.01. Other Events

Effective as of October 2, 2013, the Board of Directors of the Company determined that it was in the best interests of the Company and its stockholders that the Company change its address to 607 28 ¼ Road, Suite 115, Grand Junction, CO 81506 (the “Address Change”) and by resolution authorized, approved and adopted the Address Change.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTERRA CORP.

October 4, 2013	By:	/s/ John Barton
	Name:	John Barton
	Title:	Chief Executive Officer